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                                                                     Exhibit 3.2
                                     BY-LAWS

                                       OF

                            PREMIER SUPPLEMENTS CORP.

                                    ARTICLE I

                                     OFFICES

     The principal office of the Corporation in the State of Florida shall be located in the City of Palm Beach. The Corporation may have such other offices, either within or without the State of Florida, as the business of the Corporation may require from time to time.

     The Registered office of the Corporation may be, but need not be, identical with its principal office in the State of Florida and the address of the Registered Office may be changed from time to time by the Board of Directors.

                                   ARTICLE II

                                  SHAREHOLDERS

     SECTION 1. ANNUAL MEETING. The annual meeting of shareholders shall be held in the month of July of each year, beginning with the year 1997 on such date, at such time and place as the Board of Directors shall determine for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the election of directors shall not be held on the day designated for any annual meeting, or at any adjournment thereof, the Board of Directors shall cause the







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election to be held at a special meeting of the shareholders to be held as soon thereafter as may be convenient.

     SECTION 2. SPECIAL MEETING. Special meetings of the shareholders may be called by the President, by the Board of Directors or any member thereof, or by the holders of not less than one-fifth (1/5) of the voting power of all shareholders of the corporation.

     SECTION 3. PLACE OF MEETING. The Board of Directors may designate any place within or without the State of Florida as the place of meeting for any annual meeting, or any place either within or without the State of Florida as the place of meeting for any special meeting called by the Board of Directors.

     A waiver of notice signed before or after the meeting by all shareholders may designate any place, either within or without the State of Florida as the place for the holding of such meeting. If no such designation is made, or if a special meeting is called by any person other than the Board of Directors, the place of meeting shall be the principal office of the Corporation in the State of Florida, except as otherwise provided in Section 5 of this Article.

     SECTION 4. NOTICE OF MEETINGS AND WAIVER. Written or printed notice stating the place, day and hour of the meting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, the President, or the Secretary, or the officer or persons calling





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the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail in a sealed envelope addressed to the shareholder at his address as it appears on the records of the Corporation, with postage thereon prepaid. Notice of any shareholders' meeting may be waived in writing by any shareholder at any time before or after the meeting.

     SECTION 5. MEETING OF ALL SHAREHOLDERS. If all of the shareholders shall meet at any time and place, either within or without the State of Florida, and consent to the holding of a meeting, such meeting shall be valid without call or notice, and at such meeting any corporate action may be taken.

     SECTION 6. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. The Board of Directors of the Corporation may close its stock transfer books for a period not exceeding sixty (60) (but, if closed, for not less than ten (10) days prior to the date of any meeting of shareholders, or the date for the payment of any dividend or for the allotment of rights, or the date when any exchange or reclassification of shares shall be effective; or in lieu thereof, may fix in advance a date, not exceeding sixty (60) and not less than ten (10) days prior to the date of any meeting of shareholders, or to the date for the payment of any dividend or for the allotment of rights, or to the date when any exchange or reclassification of shares shall be effective, as the record date for the determination of shareholders entitled to receive payment of any such dividend or to receive any such allotment of rights, or to exercise rights in respect of any exchange or reclassification





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of shares; and the shareholders of record on such date shall be the shareholders entitled to notice of and to vote at, such meeting, or to receive payment of such dividend or to receive such allotment of rights, or to exercise such rights, in the event of an exchange or reclassification of shares, as the case may be. If the transfer books are not closed and no record date is fixed by the Board of Directors, the date on which notice of the meeting is mailed shall be deemed to be the record date for the determination of shareholders entitled to vote at such meeting. Transferees of shares which are transferred after the record date shall not be entitled to notice of or to vote at such meeting.

     SECTION 7. VOTING LISTS. The officer or agent having charge of the transfer book for shares of the Corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address and the number of shares held by each shareholder, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or stock transfer book, or a duplicate thereof kept in this State, shall be prima facie evidence as to who are the shareholders entitled to





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examine such list or share ledger or stock transfer book or to vote at any meeting of shareholders.

     SECTION 8. QUORUM. A majority of the outstanding shares of the Corporation, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders; provided, that if less than a majority of the outstanding shares are represented at said meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice.

     SECTION 9. PROXIES. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy, and such proxy may be withdawn at any time.

     SECTION 10. VOTING OF SHARES. Each outstanding share of Common Stock shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

     SECTION 11. VOTING OF SHARES BY CERTAIN HOLDERS. Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the By-Laws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.

     Shares standing in the name of a deceased person may be voted by his administrator or executor, either in person or by proxy.







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     Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

     Shares standing in the joint names of four (4) or more fiduciaries shall be voted in the manner determined by the majority of such fiduciaries, unless the instrument or order appointing such fiduciaries otherwise directs.

     Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so is contained in an appropriate order of the court by which such receiver was appointed.

     A shareholder whose shares are pledged shall be entitled to vote such shares (except that if the right to vote be expressly given in writing to the pledgee and notice thereof delivered to the Corporation in writing by the pledgee, the shareholder shall not have the right to vote the shares so pledged) until the shares have been transferred into the name of the pledgee, and thereafter the pledgee or his nominee shall be entitled to vote the shares so transferred.

     SECTION 12. INFORMAL ACTION BY SHAREHOLDERS. Any action required to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action

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so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.


     SECTION 13. ADJOURNMENTS. If a meeting is adjourned to another time or place, notice of the adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken. The Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days or a new record is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting,

                                   ARTICLE III

                                    DIRECTORS

     SECTION 1. GENERAL POWERS AND EXECUTIVE COMMITTEE. The business and affairs of the Corporation shall be managed by its Board of Directors. The Board of Directors may, by resolution passed by a majority of the whole Board, designate two (2) or more of its number to constitute an Executive Committee, who, to the extent provided in the resolution, shall have and exercise the authority of the Board of Directors in the management of the Corporation.

     SECTION 2. NUMBER, TENURE AND QUALIFICATIONS. The number of directors which shall constitute the whole Board of Directors shall be fixed from time to time by resolution passed by the Board or by

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the shareholders (any such resolution of either the Board of Directors or shareholders being subject to any later resolution by either of them) but in no event shall such number be less than one. No resolution shall have the effect of shortening the term of any incumbent director. Directors shall be elected at the annual meeting of shareholders and shall continue in office until their successors shall have been elected and qualified. Directors need not be residents of Florida nor need they be the holder of any shares of the capital stock of the Corporation.

     SECTION 3. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held without other notice than this By-Law, immediately after, and at the same place as, the annual meeting of shareholders The Board of Directors may provide, by resolution, the time and place, either within or without the State of Florida, for holding of additional regular meetings without other notice than such resolution.

     SECTION 4. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the President or any two (2) directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Florida, as the place for holding any special meeting of the Board of Directors called by them.

     SECTION 5. NOTICE. Written notice of any special meeting shall be given to each director at least two (2) days before the meeting, either by personal delivery or by mail, telegram or

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cablegram. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, and a waiver of any and all objections to the place of meeting, the time of meeting, or the manner in which it was called or convened, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither, the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver or notice of such a meeting.

     SECTION 6. QUORUM. A majority of the number of directors fixed by or in the manner prescribed in the By-Laws of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, provided, that if less than a majority of the directors are present at that meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

     SECTION 7. MANNER OF ACTING. The act of majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     SECTION 8. INFORMAL ACTION BY DIRECTORS. Any action required to be taken at a meeting of the Directors of a corporation or any action which may be taken at such meeting may be taken without a meeting if a consent in writing, setting forth the action so taken,

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shall be signed by all directors and such consent shall have the same effect as a unanimous vote.


     SECTION 9. VACANCIES Any vacancy occurring in the Board of Directors or in a directorship to be filled by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office or until the next succeeding annual meeting of shareholders. Any directorship to be filled by reason of an increase in the number of directors may be filled by election by the Board of Directors for a term of office continuing only until the next election of the directors by the shareholders.

     SECTION 10. COMPENSATION. Directors, as such, shall not receive any stated salaries for their services, but by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board of Directors; provided, that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.


     SECTION 11. REMOVAL. At a meeting or shareholders called expressly for that purpose, directors may be removed, with or without cause, by a vote of the majority of the shares then entitled to vote at an election of directors.

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                                   ARTICLE IV

                                    OFFICERS


     SECTION 1. CLASSES. The officers of the Corporation shall be a President, a Treasurer, and a Secretary, and such other officers and assistant officers as from time to time may be deemed necessary by the Board of Directors and elected in accordance with the provisions of this Article. Any two (2) or more offices may be held by the same person, except that the offices of President and Secretary may not be held by the same person if there is more than one shareholder. The failure to elect a President, Secretary or Treasurer shall not affect the existence of this Corporation.


     SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death, his resignation or his removal from office in the manner hereinafter provided.


     SECTION 3. REMOVAL. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever, in its judgment, the best interests of the Corporation would be served thereby, but such removal shall be

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without prejudice to the contract rights, if any, of the person so removed.


     SECTION 4. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or otherwise may be filled by the Board of Directors for the unexpired portion of the term.

     SECTION 5. PRESIDENT. The President shall be the principal executive officer of the Corporation and shall in general supervise and control all of the business and affairs of the Corporation. He shall preside at all meetings of the shareholders and of the Board of Directors. He may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors have authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.


     SECTION 6. VICE PRESIDENT. In the absence of the President or in the event of his inability or refusal to act, the Vice President shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice President shall perform

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such other duties as from time to time may be assigned to him by the President or by the Board of Directors.


     SECTION 7. TREASURER. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; (b) receive and give receipts for monies due and payable to the Corporation from any source whatsoever, and deposit all such monies in the name of the Corporation in such banks, trust companies, or other depositories as shall be selected in accordance with the provisions of Article V of these By-Laws; and (c) in general perform all the duties as from time to time may be assigned to him by the President or the Board of Directors.

     SECTION 8. SECRETARY. The Secretary shall: (a) keep the minutes of the shareholders' and of the Board of Directors', meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all certificates for shares prior to the issue thereof and to all documents, the execution of which on behalf of the Corporation under this seal is duly authorized in accordance with the provisions of these By-Laws; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder;
(e)

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sign with the President, or Vice President, certificates for shares of the
Corporation, the issue of which shall have been authorized by resolution of the Board of Directors; (f) sign with the President, or Vice President, certificates for shares for the Corporation, the issue of which shall have been authorized by resolution of the Board of Directors; (g) have personal charge of the stock transfer books of the Corporation; and (h) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or the Board of Directors.

     SECTION 9. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries, as and if authorized by the Board of Directors, may sign with the President or Vice President certificates for shares of the Corporation, the issue of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers and Assistant Secretaries in general shall perform such duties as shall be assigned to them by the Treasurer or Secretary, respectively, or by the President or the Board of Directors.


     SECTION 10. SALARIES. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

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                                    ARTICLE V

                      CONTRACTS, LOANS, CHECK AND DEPOSITS

     SECTION 1. CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instruments in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances.


     SECTION 2. LOANS. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

     SECTION 3. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents, of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

     SECTION 4. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.


                                   ARTICLE VI

                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

     SECTION 1. CERTIFICATES FOR SHARES. Certificates representing shares of the Corporation shall be in such form as may

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be determined by the Board of Directors. Such certificates shall be signed by the President and shall be sealed with the seal of the Corporation. All certificates for shares shall be consecutively numbered. The name of the persons owning the shares represented thereby with the number of shares and date of issue shall be entered on the books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in the case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.


     SECTION 2. TRANSFER OF SHARES. Transfer of shares of the Corporation shall be made only by the registered holder thereof or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such share. The person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.


                                   ARTICLE VII

                                   FISCAL YEAR

     The fiscal year of the Corporation shall be determined by the resolution of the Board of Directors.


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                                  ARTICLE VIII

                                    DIVIDENDS


     The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

                                   ARTICLE IX

                                      SEAL

     The Board of Directors shall provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon appropriate wording.

                                    ARTICLE X

                                WAIVER OF NOTICE

     Whenever any notice whatever is required to be given under the provisions of these By-Laws, or under the provisions of the Articles of Incorporation, or under the provisions of the corporation laws of the State of Florida, waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                   ARTICLE XI

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS


     The Corporation shall indemnify each of its directors and officers who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or


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investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys, fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and with respect to any criminal action or proceeding had no reasonable cause to believe his conduct was unlawful.

     Except as provided hereinbelow, any such indemnification shall be made by the Corporation only as, authorized in the specific case upon determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth above. Such determination shall be made: (a) by the Board of Directors by a majority vote of a quorum of directors; or (b) by the shareholders.

     Expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action or proceeding if authorized by the Board of Directors and upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation.

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     To the extent that a director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith without any further determination that he has met the applicable standard of conduct set forth above.


                                   ARTICLE XII

                                   AMENDMENTS

     The Board of Directors shall have the power and authority to alter, amend or rescind the By-Laws of the Corporation at any regular or special meeting at which a quorum is present by a vote of a majority or the whole Board of Directors, subject to the power of the shareholders to change or repeal such By-Laws at any annual or special meeting of shareholders at which a quorum is present, by a vote of a majority of the stock represented at such meeting, provided, that the notice of such meeting shall have included notice of any Proposed alteration, amendment or rescission.

     I certify that these are the By-Laws adopted by the Board of Directors of the Corporation.


                             /s/ Donald F. Mintmire
                             ------------------------------------
                             Secretary

                             Date Signed: 3/24/97
                                          ------------------------






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